EXHIBIT 10.24
MARINEMAX, INC.
2007 Incentive Compensation Plan
Restricted Stock Unit Grant Notice
MarineMax, Inc. (the “Company”), pursuant to its 2007 Incentive Compensation Plan (the “Plan”), hereby grants to Participant a right to receive the number of shares of the Company’s Common Stock set forth below on the terms and conditions of this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”). The Restricted Stock Units granted in this Grant Notice are subject to all of the terms and conditions as set forth herein and in the Agreement, the Plan and, the applicable provisions of any employment agreement between the Participant and the Company, if any.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Expiration Date:	Subject to expiration as provided in Section 3(b) of the Agreement.

Vesting Schedule:	[ ] of the Restricted Stock Units subject to this award vest on the [ ] anniversaries of the Vesting Commencement Date; subject to Participant’s Continuous Service on such vesting date(s).

Delivery Schedule:	Subject to Section 4 of the Agreement, the Shares to be delivered in satisfaction of the vested Restricted Stock Units (pursuant to Section 4(a) of the Agreement) shall be delivered within five (5) months of the respective vesting date.
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Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this restricted Grant Notice, the Agreement, the Plan and any applicable provisions of any employment agreement between the Participant and the Company, if any, set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options and other awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:

     IN WITNESS WHEREOF, the parties have executed this Grant Nocice on the day and year first indicated below.

MarineMax, Inc.	Participant:

By:

Signature	Signature

Title:	Date:

Date:

Attachments: Restricted Stock Unit Award Agreement and 2007 Incentive Compensation Plan.
[Signature Page of Restricted Stock Unit Grant Notice.]

MARINEMAX, INC.
2007 Incentive Compensation Plan
Restricted Stock Unit Award Agreement
     MarineMax, Inc. (the “Company”) wishes to grant to the person (the “Participant”) named in the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) a restricted stock unit award (the “Award”) pursuant to the provisions of the Company’s 2007 Incentive Compensation Plan (the “Plan”). The Award will entitle Participant to shares of Stock from the Company, if Participant meets the vesting requirements described herein. Therefore, pursuant to the terms of the attached Grant Notice and this Restricted Stock Unit Award Agreement (the “Agreement”), the Company grants Participants the number of restricted stock units listed in the Grant Notice (the “Restricted Stock Units”).
     The details of the award are as follows:
     1. Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.
     2. Restricted Stock Unit Award. The Company hereby grants to the Participant the Restricted Stock Units listed in the Grant Notice as of the grant date specified in the Grant Notice (the “Grant Date”). Such number of Restricted Stock Units may be adjusted from time to time pursuant to Section 10(c) of the Plan.
     3. Vesting and Forfeiture of Restricted Stock Units.
          (a) Vesting. The Participant shall become vested in the Restricted Stock Units in accordance with the vesting schedule in the Grant Notice; subject to vesting acceleration as provided in Section 3(c) below.
          (b) Forfeiture. The Participant shall forfeit any unvested Restricted Stock Units, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except (i) as provided in the Participant’s employment agreement or other agreement with the Company, if any and (ii) as otherwise determined by the Plan Administrator in its sole discretion, which determination need not be uniform as to all Participants.
          (c) Acceleration of Vesting. The Restricted Stock Units shall vest on an accelerated basis if vesting acceleration is provided pursuant to any employment or other agreement between the Participant and the Company.

     4. Settlement of Restricted Stock Unit Award.
          (a) Settlement of Restricted Stock Units for Stock. The Company shall deliver to the Participant one share of Stock for each vested Restricted Stock Unit subject of this Award on the appropriate Delivery Date (as defined in Section 4(b)). The Company shall have no obligation to settle this Award for cash.
          (b) Delivery of Stock. Subject to Sections 4(c), 4(d), 4(e) and 4(f) below, Shares shall be delivered on the delivery date(s) (each a “Delivery Date”) specified in the Grant Notice. Once a Share is delivered with respect to a vested Restricted Stock Unit, such vested Restricted Stock Unit shall terminate and the Company shall have no further obligation to deliver Shares or any other property for such vested Restricted Stock Unit.
          (c) Deferral of Delivery. Notwithstanding the foregoing, the Participant may elect, in a writing received by the Plan Administrator at least twelve (12) months prior to a Delivery Date, to defer the delivery of the Shares for the respective Restricted Stock Units until a later date (which date must be at least five (5) years after the original Delivery Date).
          (d) Deferral Due to Section 162(m). To the extent that the Company reasonably anticipates that the Shares to be delivered would not be deductible under Section 162(m) of the Code, the delivery date of such Shares shall be delayed until the earlier of (i) the first tax year of the Company in which the tax deduction for such Shares is permitted under Section 162(m) and (ii) the Participant’s “separation from service” (as such term is defined under Section 409A of the Code any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder). To the extent that a portion of the Shares that are deliverable may be deducted for tax purposes under Section 162(m), then that portion of the Shares shall be delivered and the remaining Shares that are deliverable shall continue to be delayed pursuant to this Section.
          (e) Acceleration of Delivery upon a Change of Control. In the event of a Change in Control, the full amount of the Common Stock corresponding to the Participant’s vested Restricted Stock Units shall be distributed to the Participant as soon as administratively practicable on or after the Change in Control.
          (f) Delay in Payment under Section 409A. To the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, the delivery of the Shares shall be delayed for six (6) months after a “separation from service” (as defined in Section 409A, any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder). Any Shares or other amounts that would have been delivered within six (6) months of a separation from service but for the effect of this Section, shall be delivered promptly after the six (6) month delay, but, in any event, no later than five (5) business days after the six (6) month delay.
     5. No Rights as Shareholder until Delivery. The Participant shall not have any rights, benefits or entitlements with respect to any Common Stock subject to this Agreement unless and until the Common Stock has been delivered to the Participant. On or after delivery of the Common Stock, the Participant shall have, with respect to the Common Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Common Stock and the right to receive all dividends, if any, as may be declared on the Stock from time to time.
     6. Tax Provisions.
          (a) Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
          (b) Withholding Obligations. At the time the Award is granted, or at any time thereafter as requested by the Company or any Related Entity that employs Participant, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including the Shares deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company or any Related Entity that employs Participant, if any, which arise in connection with the Award.
     The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested Shares otherwise deliverable to Participant pursuant to the Award a number of whole Shares having a Fair Market Value, as determined by the Company as of the date of the Participant recognizes income with respect to those Shares, not in excess of the minimum amount of tax required to be withheld by law (or such other amount that would avoid adverse financial accounting treatment). Any adverse consequences to Participant arising in connection with such Share withholding procedure shall be the Participant’s sole responsibility.
     In addition, the Company, in its sole discretion, may establish a procedure whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient Shares from the Award to cover the tax withholding obligations of the Company or any Related Entity that employs Participant and deliver such proceeds to the Company or any Related Entity that employs Participant.
     Unless the tax withholding obligations of the Company or any Related Entity that employs Participant are satisfied, the Company shall have no obligation to issue a certificate for any Shares deliverable under this Award.
          (c) Section 409A Amendments. The Company agrees to cooperate with Participant to amend this Agreement to the extent either the Company or Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Participant under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only the extent such amendment would not have an adverse effect on the Company and would not provide Participant with any additional rights, in each case as determined by the Company, in its sole discretion.

     8. Consideration. With respect to the value of the Shares to be delivered pursuant to the Award, such Shares are granted in consideration for the services Participant shall provide to the Company during the vesting period.
     9. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descend and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment or similar process.
     10. General Provisions.
          (a) Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.
          (b) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.
          (c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.
          (d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose; or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).
          (e) No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate; fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

          (f) Cancellation of Award. If any Restricted Stock Units subject to this Agreement are forfeited, then from and after such time, the Participant and, if applicable, the person from whom such Restricted Stock Units are forfeited shall no longer have any rights to such Restricted Stock Units or the corresponding shares of Stock. Such Restricted Stock Units shall be deemed forfeited in accordance with the applicable provisions hereof.
          (g) Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the shares of Stock deliverable pursuant to the provisions of this Agreement.
          (h) Amendment, Modification, and Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing and signed by the Participant and an officer of the Company, other than the Participant, designated by the Plan Administrator. The Participant and the Company acknowledge that as of the Grant Date, this Agreement, the Plan and any applicable provisions of the Participant’s employment agreement with the Company, if any, set forth the entire understanding between the Participant and the Company regarding the acquisition of Common Stock pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to the Participant. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. In the event of a conflict among any of an employment agreement, any Grant Notice and this Agreement or the Plan, the terms of such employment agreement shall govern. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.
          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the conflict-of-laws rules thereof or of any other jurisdiction.
          (j) Interpretation. The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.
          (k) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Plan Administrator.

          (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          (m) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
     11. Representations. Participant acknowledges and agrees that Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

MARINEMAX, INC.

By:

Its:

PARTICIPANT

Signature:

Print Name:

[Signature Page of Restricted Stock Unit Agreement.]